Consent of Independent Certified Public Accountants

     We have issued our report dated November 10, 1995 accompanying the financial statements of Investors' Quality Tax-Exempt Trust, 28th Multi-Series as of September 30, 1995, and for the period then ended, contained in this Post-Effective Amendment No. 10 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".
                                        Grant Thornton LLP

Chicago, Illinois
January 25, 1996